Exhibit 99.1

Rock-Tenn Reports Strong Sales and Segment Income Increases for the Second Quarter of Fiscal 2008

NORCROSS, Ga.--(BUSINESS WIRE)--Rock-Tenn Company (NYSE:RKT) today reported earnings for the quarter ended March 31, 2008 of $0.45 per diluted share. The Company’s adjusted earnings were $0.66 per diluted share, excluding specific items related primarily to the Southern Container acquisition effective March 2, 2008, which represents a 16% increase over the prior year quarter adjusted earnings of $0.57 per diluted share.

	2Q	2Q	Six Months	Six Months
	2008	2007	Fiscal 2008	Fiscal 2007

Net income per diluted share	$0.45	$0.55	$0.91	$0.94

Acquisition bridge financing fee	0.05	—	0.05	—
Unamortized financing fees from prior credit facility	0.03	—	0.03	—
Acquisition inventory step-up	0.12	—	0.12	—
Restructuring and other costs, net	0.01	0.02	0.06	0.03

Adjusted earnings per diluted share	$0.66	$0.57	$1.17	$0.97

Second Quarter Results

  Net sales of $685.9 million for the second quarter of fiscal 2008 increased $100.2 million, or 17.1%, over the second quarter of fiscal 2007 due to increased net sales in each of our segments and the Southern Container acquisition.
  Segment income was $57.2 million compared to $54.6 million in the prior year quarter, or an increase of 4.8% over the prior year quarter. Segment income, adjusted to eliminate the acquisition inventory step up discussed below, was $64.3 million, up 17.8% over the prior year quarter.
  Income for the second quarter of fiscal 2008 was reduced by the acquisition bridge financing fee and write off of deferred financing fees of $4.9 million pre-tax, or $0.08 per diluted share after-tax, in connection with the Southern Container acquisition.
  GAAP requires that an acquirer step up the value of the inventory acquired, which in the case of finished goods approximates selling price less cost to sell. This effectively eliminates the profit that the acquired company would have realized upon the sale of that inventory. For us, this write up reduced our income for the month of March 2008 by $7.1 million pre-tax, or $0.12 per diluted share after-tax, as the acquired inventory was sold and charged to cost of sales.
  Rock-Tenn’s pre-tax restructuring and other costs were $0.8 million, or $0.01 per diluted share after-tax, for the second quarter of fiscal 2008 primarily related to Southern Container integration expenses of $1.1 million and deferred compensation expense funded into escrow by Southern Container’s stockholders of $0.7 million for key Southern Container employees that are to be paid one year after the acquisition closing. We must record deferred compensation expense for these payments under GAAP although we have no claim to the escrowed funds. The integration and deferred compensation expense was largely offset by a gain in fair value less cost to sell of a facility held for sale. Rock-Tenn’s pre-tax restructuring and other costs were $1.2 million, or $0.02 per diluted share after-tax, for the second quarter of fiscal 2007.

Segment Results

In the second quarter of fiscal 2008 we revised our segments to move our St. Paul, MN corrugated medium mill into our Corrugated Packaging segment. All segment information included in the financial statements presented has been reclassified to reflect this revision. We have included the results of Southern Container’s operations since the effective date of the acquisition in our Corrugated Packaging segment.

Consumer Packaging Segment

Consumer Packaging segment net sales were $336.0 million in the second quarter of fiscal 2008 compared to $312.8 million in the prior year quarter, due to higher unit pricing in the fiscal 2008 quarter and increased sales volumes of approximately 2%. Segment income increased $3.3 million over the prior year quarter to $16.4 million in the second quarter of fiscal 2008. Segment return on sales increased to 4.9% compared to 4.2% in the prior year quarter.

Paperboard and Containerboard Tons Shipped and Average Price

Total tons shipped in the second quarter of fiscal 2008 increased by 67,793 over the prior year quarter. We shipped 56,183 tons from the Solvay containerboard mill acquired in the Southern Container acquisition, and bleached paperboard and market pulp tons shipped increased 3.3% and 12.9%, respectively, over the prior year quarter to 84,916 and 27,837 tons. The average selling price for all paperboard and containerboard grades increased $16 per ton over the prior year quarter with higher paperboard pricing more than offsetting the effect of including the increased mix of lower priced containerboard.

Paperboard Segment

Paperboard segment net sales increased $23.3 million in the second quarter of fiscal 2008 from the prior year quarter to $233.7 million on higher selling prices and an increase in tons shipped. Average recycled fiber costs increased $30 per ton over the prior year quarter and energy increased $5 per ton of recycled paperboard. Higher paperboard pricing offset most of these cost increases resulting in slightly lower segment income of $22.2 million compared to $23.4 million in the prior year quarter.

Corrugated Packaging Segment

Corrugated Packaging segment net sales increased $52.6 million over the prior year quarter to $114.2 million in the second quarter of fiscal 2008. The increase in segment net sales is due to the 29 days we recorded for the Southern Container acquisition and higher volumes and pricing for corrugated sheet stock and packaging. Segment income was $4.9 million in the second quarter of fiscal 2008 and $5.9 million in the prior year quarter. Segment income in the second quarter of fiscal 2008 adjusted for the step up in inventory of $7.1 million pre-tax discussed above, was $12.0 million.

Merchandising Displays Segment

Merchandising Displays segment net sales increased $11.7 million, or 14.2%, over the prior year second quarter, to $94.3 million in the second quarter of fiscal 2008 on strong demand for promotional displays. Record segment income of $13.7 million was 12.3% higher than the prior year quarter.

Chairman and Chief Executive Officer’s Statement

Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, “The increase in Rock-Tenn’s sales and adjusted earnings in this challenging domestic economy demonstrates the resiliency of our food and consumer packaging focused businesses and the growth of our merchandising displays business. The very low cost positions we have achieved in coated recycled and bleached paperboard and containerboard continued to generate strong earnings and cash flow. Southern Container’s operations following the acquisition close exceeded our plan and increased adjusted earnings, as defined herein, by $.05 per share. Our merchandising displays business continued to grow, recording record sales and income during the quarter.”

Cash Provided By Operating Activities

Net cash provided by operating activities in the second quarter of fiscal 2008 was $12.7 million compared to $36.9 million in the prior year quarter. The decrease was primarily due to the use of funds for an increase in accounts receivable, an increase in our pension contributions compared to the prior year, and an increase in income taxes paid.

Conference Call

The Company will host a conference call to discuss its results of operations for the second quarter of fiscal 2008 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on April 29, 2008. The conference call will be webcast and can be accessed, along with a copy of this press release, at www.rocktenn.com.

About Rock-Tenn Company

Rock-Tenn Company is one of North America's leading manufacturers of paperboard, containerboard, packaging and merchandising displays, with pro forma annual net sales of approximately $3.0 billion. The Company operates locations in the United States, Canada, Mexico, Chilé and Argentina.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

NET SALES	$685.9	$585.7	$1,282.2	$1,119.6

Cost of Goods Sold	560.0	473.3	1,049.3	909.6

Gross Profit	125.9	112.4	232.9	210.0
Selling, General and Administrative Expenses	75.3	63.5	140.5	124.8
Restructuring and Other Costs, net	0.8	1.2	3.8	1.7

Operating Profit	49.8	47.7	88.6	83.5
Interest Expense	(21.6)	(12.3)	(33.4)	(25.3)
Interest and Other Income, net	0.1	-	-	0.2
Equity in Income (Loss) of Unconsolidated Entities	0.2	0.4	(0.1)	0.7
Minority Interest in Income of Consolidated Subsidiaries
	(1.2)	(1.1)	(2.1)	(3.0)

INCOME BEFORE INCOME TAXES	27.3	34.7	53.0	56.1

Income Tax Expense	(10.2)	(13.0)	(18.4)	(19.3)

NET INCOME	$17.1	$21.7	$34.6	$36.8

Weighted Average Common Shares
Outstanding-Diluted	38.2	39.8	38.1	39.3

Diluted Earnings Per Share	$0.45	$0.55	$0.91	$0.94

ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS, EXCEPT TONNAGE DATA)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

NET SALES:

Consumer Packaging Segment	$336.0	$312.8	$663.3	$615.9
Paperboard Segment	233.7	210.4	447.5	400.7
Corrugated Packaging Segment	114.2	61.6	176.6	118.7
Merchandising Displays Segment	94.3	82.6	176.3	143.5
Intersegment Eliminations	(92.3)	(81.7)	(181.5)	(159.2)

TOTAL NET SALES	$685.9	$585.7	$1,282.2	$1,119.6

SEGMENT INCOME:

Consumer Packaging Segment	$16.4	$13.1	$32.7	$24.8
Paperboard Segment	22.2	23.4	41.3	43.1
Corrugated Packaging Segment	4.9	5.9	9.5	11.9
Merchandising Displays Segment	13.7	12.2	21.7	17.3

TOTAL SEGMENT INCOME	$57.2	$54.6	$105.2	$97.1

Restructuring and Other Costs, net	(0.8)	(1.2)	(3.8)	(1.7)
Non-Allocated Expense	(6.4)	(5.3)	(12.9)	(11.2)
Interest Expense	(21.6)	(12.3)	(33.4)	(25.3)
Interest and Other Income, net	0.1	-	-	0.2
Minority Interest in Income of Consolidated Subsidiaries
	(1.2)	(1.1)	(2.1)	(3.0)

INCOME BEFORE INCOME TAXES	$27.3	$34.7	$53.0	$56.1

Recycled Paperboard Shipped (in tons)	229,003	222,970	446,084	444,476
Containerboard Shipped (in tons)	102,092	46,219	146,791	90,834
Bleached Paperboard Shipped (in tons)	84,916	82,205	164,539	156,173
Pulp Shipped (in tons)	27,837	24,661	49,030	45,544

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17.1	$21.7	$34.6	$36.8

Items in income not affecting cash:
Depreciation and amortization	31.6	25.5	57.4	51.5
Deferred income tax expense	(2.0)	4.6	(4.7)	8.7
Share-based compensation expense	2.1	1.8	4.1	3.6
(Gain) loss on disposal of plant and equipment and other, net	0.1	0.3	(0.1)	1.2
Minority interest in income of consolidated subsidiaries	1.2	1.1	2.1	3.0
Equity in (income) loss of unconsolidated entities	(0.2)	(0.4)	0.1	(0.7)
Proceeds from (payment on) termination of cash flow interest rate hedges
	-	-	(3.5)	(0.2)
Pension funding (more) less than expense	(6.9)	(1.7)	(7.8)	1.8
Impairment adjustments and other non-cash items	(1.4)	0.2	0.3	0.1
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(29.2)	(23.6)	(11.1)	(1.8)
Inventories	11.0	8.6	9.0	(2.6)
Other assets	(2.0)	(0.3)	(12.7)	(3.5)
Accounts payable	0.9	0.2	(13.5)	(11.9)
Income taxes payable	(6.0)	(2.1)	3.2	(9.7)
Accrued liabilities	(3.6)	1.0	(22.4)	(7.1)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$12.7	$36.9	$35.0	$69.2

INVESTING ACTIVITIES:

Capital expenditures	(19.3)	(23.5)	(37.2)	(40.8)
Cash paid for purchase of businesses, net of cash received	(808.4)	(32.0)	(809.2)	(32.0)
Investment in unconsolidated entities	(0.2)	(0.1)	(0.2)	(8.7)
Return of capital from unconsolidated entities	0.2	0.2	0.4	4.1
Proceeds from sale of property, plant and equipment	-	1.4	2.2	2.3
Proceeds from property, plant and equipment insurance settlement	-	-	-	0.4

NET CASH USED FOR INVESTING ACTIVITIES	$(827.7)	$(54.0)	$(844.0)	$(74.7)

FINANCING ACTIVITIES:

Proceeds from issuance of notes	198.6	-	198.6	-
Additions to revolving credit facilities	162.8	31.7	202.3	32.0
Repayments of revolving credit facilities	(91.4)	(31.1)	(109.1)	(60.2)
Additions to debt	756.0	10.1	766.0	21.9
Repayments of debt	(162.1)	(6.3)	(169.3)	(14.4)
Debt issuance costs	(27.3)	-	(27.3)	-
Restricted cash and investments	(0.7)	-	(0.7)	-
Issuances of common stock	0.8	13.7	1.4	30.0
Excess tax benefits from share-based compensation	0.5	9.0	0.5	14.2
Advances from (repayments to) unconsolidated entity	3.0	(0.5)	1.0	(5.0)
Cash dividends paid to shareholders	(3.8)	(4.0)	(7.6)	(7.4)
Cash distributions to minority interest	(0.7)	(0.3)	(1.4)	(1.3)

NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	$835.7	$22.3	$854.4	$9.8

Effect of exchange rate changes on cash and cash equivalents	0.3	0.1	0.3	0.4

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$21.0	$5.3	$45.7	$4.7

Cash and cash equivalents at beginning of period	35.6	6.3	10.9	6.9

Cash and cash equivalents at end of period	$56.6	$11.6	$56.6	$11.6

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes, net of refunds	$16.7	$1.5	$18.2	$6.1
Interest, net of amounts capitalized	21.1	20.0	27.0	28.2

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	March 31,	December 31,	September 30,
	2008	2007	2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$56.6	$35.6	$10.9
Restricted cash	8.1	-	-
Accounts receivable, net	292.5	212.6	230.6
Inventories	274.3	226.5	224.4
Other current assets	39.2	21.1	26.8
Assets held for sale	2.9	-	1.8

TOTAL CURRENT ASSETS	673.6	495.8	494.5

Property, plant and equipment at cost:
Land and buildings	377.6	276.2	274.8
Machinery and equipment	1,763.4	1,379.8	1,368.6
Transportation equipment	17.4	11.0	10.8
Leasehold improvements	6.8	5.9	5.9
	2,165.2	1,672.9	1,660.1
Less accumulated depreciation and amortization	(861.6)	(844.9)	(822.6)
Net property, plant and equipment	1,303.6	828.0	837.5
Goodwill	788.8	364.9	364.5
Intangibles, net	191.9	66.4	67.6
Investment in unconsolidated entities	30.5	28.3	28.9
Restricted cash and marketable debt securities	11.4	-	-
Other assets	41.5	15.4	7.7

TOTAL ASSETS	$3,041.3	$1,798.8	$1,800.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$247.7	$182.7	$46.0
Accounts payable	200.6	147.2	161.6
Accrued compensation and benefits	73.3	48.2	73.8
Other current liabilities	73.7	64.3	63.5

TOTAL CURRENT LIABILITIES	595.3	442.4	344.9

Long-term debt due after one year	1,599.2	555.6	667.8
Hedge adjustments resulting from terminated fair value interest rate derivatives or swaps
	7.6	8.1	8.5

TOTAL LONG-TERM DEBT	1,606.8	563.7	676.3

Accrued pension and other long-term benefits	39.4	46.2	47.3
Deferred income taxes	141.3	122.9	125.7
Other long-term liabilities	27.8	10.3	7.6
Minority interest	18.4	10.1	9.9

Shareholders' equity	612.3	603.2	589.0

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,041.3	$1,798.8	$1,800.7

Rock-Tenn Company Quarterly Statistics

Paperboard and Containerboard Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Average Price Per Ton (a) (b)

All Tons
2006	$ 524	$ 526	$ 539	$ 561	$ 538
2007	558	571	588	596	578
2008	599	587

Tons Shipped
Recycled Paperboard (a) (c)
2006	208,325	223,469	220,596	229,086	881,476
2007	221,506	222,970	225,135	223,527	893,138
2008	217,081	229,003

Containerboard (d)
2006	44,985	45,444	44,165	47,045	181,639
2007	44,615	46,219	45,304	46,793	182,931
2008	44,699	102,092

Bleached Paperboard
2006	79,152	80,719	76,579	83,799	320,249
2007	73,968	82,205	90,102	88,730	335,005
2008	79,623	84,916

Market Pulp
2006	14,994	27,911	23,645	20,019	86,569
2007	20,883	24,661	25,551	24,787	95,882
2008	21,193	27,837

Total (a) (d)
2006	347,456	377,543	364,985	379,949	1,469,933
2007	360,972	376,055	386,092	383,837	1,506,956
2008	362,596	443,848

(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with Lafarge North America, Inc.

(b) Beginning in the second quarter of fiscal 2008, Average Price Per Ton includes coated and specialty recycled paperboard, containerboard, bleached paperboard and market pulp.

(c) Recycled paperboard tons shipped include coated and specialty paperboard.

(d) Containerboard tons shipped include corrugated medium and linerboard, which include the Solvay Mill tons beginning in March 2008.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income
(In Millions)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Consumer Packaging Segment Sales
2006	$301.1	$319.7	$326.2	$320.8	$1,267.8
2007	303.1	312.8	319.0	326.0	1,260.9
2008	327.3	336.0
Consumer Packaging Segment Income
2006	$6.8	$13.4	$13.2	$11.6	$45.0
2007	11.7	13.1	12.4	12.1	49.3
2008	16.3	16.4
Return On Sales
2006	2.3%	4.2%	4.0%	3.6%	3.5%
2007	3.9%	4.2%	3.9%	3.7%	3.9%
2008	5.0%	4.9%

Paperboard Segment Sales
2006	$171.6	$188.0	$184.9	$200.6	$745.1
2007	190.3	210.4	227.2	227.5	855.4
2008	213.8	233.7
Paperboard Segment Income (Loss)
2006	$(1.2)	$14.2	$16.5	$25.3	$54.8
2007	19.7	23.4	32.3	28.3	103.7
2008	19.1	22.2
Return on Sales
2006	(0.7)%	7.6%	8.9%	12.6%	7.4%
2007	10.4%	11.1%	14.2%	12.4%	12.1%
2008	8.9%	9.5%

Corrugated Packaging Segment Sales
2006	$44.5	$49.6	$55.8	$60.4	$210.3
2007	57.1	61.6	61.1	62.7	242.5
2008	62.4	114.2
Corrugated Packaging Segment Income
2006	$0.6	$2.6	$3.4	$4.8	$11.4
2007	6.0	5.9	3.8	3.2	18.9
2008	4.6	4.9
Return on Sales
2006	1.3%	5.2%	6.1%	7.9%	5.4%
2007	10.5%	9.6%	6.2%	5.1%	7.8%
2008	7.4%	4.3%

Merchandising Displays Segment Sales
2006	$49.2	$55.8	$58.8	$69.4	$233.2
2007	60.9	82.6	76.8	85.5	305.8
2008	82.0	94.3
Merchandising Displays Segment Income
2006	$2.8	$3.2	$1.6	$8.8	$16.4
2007	5.1	12.2	10.8	10.6	38.7
2008	8.0	13.7
Return on Sales
2006	5.7%	5.7%	2.7%	12.7%	7.0%
2007	8.4%	14.8%	14.1%	12.4%	12.7%
2008	9.8%	14.5%

Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Millions, except EPS Data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income (Loss)
2006	$(9.0)	$5.2	$11.0	$21.5	$28.7
2007	15.1	21.7	25.2	19.7	81.7
2008	17.5	17.1

Diluted EPS
2006	$(0.25)	$0.14	$0.30	$0.57	$0.77
2007	0.39	0.55	0.63	0.50	2.07
2008	0.46	0.45

Depreciation & Amortization
2006	$25.8	$25.9	$26.1	$26.5	$104.3
2007	26.0	25.5	26.0	26.2	103.7
2008	25.8	31.6

Capital Expenditures
2006	$13.5	$13.6	$19.1	$18.4	$64.6
2007	17.3	23.5	17.9	19.3	78.0
2008	17.9	19.3

Non-GAAP Measures

We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Net Debt

We have defined the non-GAAP measure “net debt” to include the aggregate debt obligations reflected in our consolidated balance sheet, less the hedge adjustments resulting from terminated fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents, restricted cash and certain other investments that we consider to be readily available to satisfy these debt obligations.

Our management uses net debt, along with other factors, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments. Set forth below is a reconciliation of “net debt” to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt:

(In Millions)	March 31,	December 31,	September 30,
	2008	2007	2007

Current Portion of Debt	$247.7	$182.7	$46.0
Total Long-Term Debt	1,606.8	563.7	676.3
	1,854.5	746.4	722.3
Less: Hedge Adjustments Resulting From Terminated
Fair Value Interest Rate Derivatives or Swaps	(7.6)	(8.1)	(8.5)
	1,846.9	738.3	713.8
Less: Cash and Cash Equivalents	(56.6)	(35.6)	(10.9)
Less: Restricted Cash	(19.5)	—	—
Net Debt	$1,770.8	$702.7	$702.9

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company’s performance relative to other periods.

Set forth below are reconciliations of “adjusted net income” and “adjusted earnings per diluted share” to the most directly comparable GAAP measures, Net Income and Net Income per Diluted Share, respectively:

(In Millions)	2Q	2Q	Six Months	Six Months
	2008	2007	Fiscal 2008	Fiscal 2007

Net income	$17.1	$21.7	$34.6	$36.8

Acquisition bridge financing fee	1.9	—	1.9	—
Unamortized financing fees from prior credit facility	1.2	—	1.2	—
Acquisition inventory step-up	4.3	—	4.3	—
Restructuring and other costs, net – net of tax	0.5	0.8	2.4	1.1

Adjusted net income	$25.0	$22.5	$44.4	$37.9

	2Q	2Q	Six Months	Six Months
	2008	2007	Fiscal 2008	Fiscal 2007

Net income per diluted share	$0.45	$0.55	$0.91	$0.94

Acquisition bridge financing fee	0.05	—	0.05	—
Unamortized financing fees from prior credit facility	0.03	—	0.03	—
Acquisition inventory step-up	0.12	—	0.12	—
Restructuring and other costs, net	0.01	0.02	0.06	0.03

Adjusted earnings per diluted share	$0.66	$0.57	$1.17	$0.97

CONTACT:
Rock-Tenn Company
John Stakel, VP Treasurer, 678-291-7900